AMENDMENT TO
                       STOCK AND OPTION PURCHASE AGREEMENT

        This Amendment to the Stock and Option Purchase Agreement (this "Amendment") is entered as of May 19, 2000 by and between Hidenet Secure Architectures, Inc., a New Jersey corporation ("Parent"), NetworkPrivacy.com, Inc., a company organized under the laws of Delaware (the "Company"), and NP Partners, LLC, a limited liability company organized under the laws of New York (the "Investor").

                                    RECITALS

        WHEREAS, the parties hereto are parties to that certain Stock and Option Purchase Agreement dated as of April 13, 2000 (the "Agreement");

        WHEREAS, the parties desire to amend the Agreement on the terms and conditions contained herein.

        NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

1. Capitalized Terms. Capitalized terms used herein not otherwise defined shall have the meanings ascribed to such terms in the Agreement.

2. Extension of Time to Purchase Preferred Shares. Notwithstanding anything contained in Section 1.1(ii) of the Agreement to the contrary, Parent and the Company hereby agree that the Investor shall have the right to subscribe for an additional 128,000 Preferred Shares at any time after the date hereof until ______, 2000.

3. Increase in Option Shares. Pursuant to Section 1.3(iii) of the Agreement, Parent hereby confirms, and the Investor hereby acknowledges, that the number of shares exercisable by the Option shall be increased by 174,669 shares of Parent as a result of the purchase by the Investor of an additional 32,000 shares of Preferred Shares as of the date hereof.

4. Amendment. Other than as specifically set forth in this Amendment, all terms and conditions of the Agreement shall remain in full force and effect. All references to the Agreement after the date hereof shall automatically be deemed to include this Amendment, and, accordingly, without limiting the generality of this sentence, it is understood and agreed that the defined term "Agreement" includes the Agreement and this Amendment.

5. Governing Law. This Agreement shall be interpreted in accordance with, and governed in all respects by, the laws of the State of Delaware, without giving effect to the rules of conflict of laws thereof, and the competent courts of New York shall have exclusive jurisdiction over all disputes between the parties with respect to this Agreement and no other court shall have jurisdiction over this Agreement.




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                              Signatures to Follow]





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        IN WITNESS  WHEREOF,  this  Amendment  has been  executed as of the date first above written by the parties hereto.



NETWORKPRIVACY.COM, INC.

/s/ Robert Friedman
---------------------
By: Robert Friedman
Title:Chief Executive Officer


HIDENET SECURE ARCHITECTURES, INC.

/s/ Ron Fussman
---------------------
By: Ron Fussman
Title: President


NP PARTNERS, LLC

/s/ Mark S. Hauser
---------------------
By: Mark S. Hauser
Title:Manager